FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): January 6, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has entered into agreements with the investors in its August 2005 Convertible Note placement for them to exercise their warrants that had an exercise price of $2.50 per share. The investors will exercise their warrants and the Company will issue to the investors a total of 1,935,606 new warrants with an exercise price of $4.00 per share.

The investors were given "piggy-back" registration rights for the warrants. If the warrants have not been registered after one year, then the investors have a demand registration right.

The warrants expire on August 31, 2008.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is hereby made to the information set forth under Item 1.01 above.

Exhibits.

      Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.


                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         GlobeTel Communications Corp.


Dated: January 9, 2006                    By: /s/ Timothy M. Huff
                                           --------------------------
                                           Timothy M. Huff
                                           Chief Executive Officer


                                   EXHIBIT INDEX


Number                    Description
------                    -----------

4.1      Form of Warrant Purchase Agreement
4.2      Form of Warrant
99.1     Text of press release issued January 9, 2006